SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




         Date of Report (date of earliest event reported): July 30, 2004



                                 TRANSOCEAN INC.
             (Exact name of registrant as specified in its charter)



          CAYMAN ISLANDS                333-75899               66-0587307

 (State or other jurisdiction of       (Commission           (I.R.S. Employer
  incorporation or organization)       File Number)         Identification No.)




                                4 GREENWAY PLAZA
                              HOUSTON, TEXAS 77046
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (713) 232-7500


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ITEM 9.  REGULATION  FD  DISCLOSURE.

     The percentage breakdown of the Company's Transocean Drilling business segment operating revenues for the six months ended June 30, 2004 by asset type, by geographic location and by customers are as follows:

           BY ASSET TYPE                     BY GEOGRAPHIC LOCATION
   5th Generation Fleet        36%          North America         29%
   Other Deepwater Fleet       19%          Europe/Africa         37%
   Jackups                     18%          Brazil                13%

   Other Floaters              11%          Asia/Australia        21%
   Other High-Spec Floaters     5%
   Other                       11%


          BY CUSTOMERS
   Petrobras                   13%
   BP                          13%
   ChevronTexaco               11%
   ONGC                         8%
   Shell                        8%
   Unocal                       5%
   Total                        4%
   AGIP                         4%
   Oilexco                      3%
   Reliance                     3%
   Other                       28%



The information in Item 9 of this report is being furnished, not filed. Accordingly, the information in Item 9 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.


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     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   TRANSOCEAN  INC.



Date:  July 27, 2004               By:      /s/  William E. Turcotte
                                          -----------------------------
                                   Name:  William E. Turcotte
                                   Title: Associate General Counsel and
                                          Assistant Secretary


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